                                  Exhibit 21

                          Subsidiaries of Registrant



Parent
------

PCB Holding Company


                                               Percentage               Jurisdiction or
Subsidiaries (a)                              of Ownership          State of Incorporation
----------------                              ------------          ----------------------

Peoples Community Bank.......................     100%                   United States

Peoples Building and Loan Association
 Service Corporation(b)......................     100%                   Indiana

--------------
(a) The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.
(b)   This is an inactive company owned directly by Peoples Community Bank.